UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 28, 2009
NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-31240
(Commission File Number)
84-1611629
(I.R.S. Employer Identification Number)
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
(Address and zip code of principal executive offices)
(303) 863-7414
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On January 28, 2009, Newmont Mining Corporation (“Newmont”) announced the public offerings of 30,000,000 shares of its common stock at a public offering price of $37.00 per share (the “Shares”) and of $450.0 million aggregate principal amount of 3.00% convertible senior notes due 2012 (the “2012 Notes”).
On January 28, 2009, Newmont entered into an underwriting agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein (the “Underwriters”) relating to the offer and sale of the Shares and an underwriting agreement with the Underwriters relating to the offer and sale of the 2012 Notes (the “Underwriting Agreements”).
Under the Underwriting Agreements, Newmont has also granted the Underwriters an option to purchase up to an additional 4,500,000 shares of common stock and up to an additional $67.5 million principal amount of convertible senior notes, on the same terms and conditions to cover over-allotments, if any, under each offering, respectively.
The public offering of the Shares and the 2012 Notes was made through prospectus supplements and related prospectus filed with the Securities and Exchange Commission pursuant to Newmont’s shelf registration statement on Form S–3ASR (File No. 333-146720) (the “Registration Statement”).
The foregoing description of the Underwriting Agreements, the Shares and the 2012 Notes is qualified in its entirety by reference to the Underwriting Agreements, attached hereto as Exhibits 1.1 and 1.2 and incorporated by reference herein.
In connection with the offerings, Newmont is filing legal opinions regarding the validity of the Shares and the 2012 Notes as Exhibits 5.1 and 5.2, respectively, to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.
Important Legal Information
This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplements or the shelf registration statement or prospectus. A registration statement relating to the securities has been filed with the Securities and Exchange Commission which is effective upon filing and final prospectus supplements relating to the offerings have been filed with the Securities and Exchange Commission.

Copies of the prospectuses meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn NY 11220 or by telephone at (718) 765-6732, from J.P. Morgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by telephone at (718) 242-8002, and at www.sec.gov.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the sale of the Shares, dated January 28, 2009 between Newmont, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

1.2	Underwriting Agreement relating to the sale of the 2012 Notes, dated January 28, 2009 between Newmont, Newmont USA Limited, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

5.1	Opinion regarding validity of the Shares.

5.2	Opinion regarding validity of the 2012 Notes.

23.1	Consent (included as part of Exhibits 5.1 and 5.2).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION
By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: February 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement relating to the sale of the Shares, dated January 28, 2009 between Newmont, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

1.2	Underwriting Agreement relating to the sale of the 2012 Notes, dated January 28, 2009 between Newmont, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein.

5.1	Opinion regarding validity of the Shares.

5.2	Opinion regarding validity of the 2012 Notes.

23.1	Consent (included as part of Exhibits 5.1 and 5.2).